SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

Dell Inc.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

On July 12, 2013, Carl C. Icahn and affiliates filed an amendment to the Schedule 13D filed by Mr. Icahn and affiliates on May 13, 2013.  A copy of the amendment to the Schedule 13D is attached as Exhibit A hereto.  A copy of the letter to stockholders, which is Exhibit 1 to the amendment to the Schedule 13D, can also be found at http://www.dfking.com/dell/Enhancement.pdf.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JUNE 26, 2013, AND OTHER DOUCMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. FOR USE AT DELL INC.’S SPECIAL MEETING OF STOCKHOLDERS SCHEDULED TO BE HELD ON JULY 18, 2013 BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF DELL INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED JUNE 26, 2013. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN DELL INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF DELL INC. AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT.

EXHIBIT A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 9)*

Dell Inc.
(Name of Issuer)

Common Stock, par value $0.01 per share
(Title of Class of Securities)

24702R101
(CUSIP Number)

Keith Schaitkin, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

July 12, 2013
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1. Security and Issuer

This statement constitutes Amendment No. 9 to the Schedule 13D, relating to the shares of common stock, par value $0.01 per share (the “Shares”), issued by Dell Inc. (the “Issuer”), and hereby amends the Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2013, as amended by Amendment No. 1, filed with the SEC on May 13, 2013, Amendment No. 2, filed with the SEC on June 18, 2013, Amendment No. 3, filed with the SEC on July 1, 2013, Amendment No. 4, filed with the SEC on July 8, 2013, Amendment No. 5, filed with the SEC on July 8, 2013, Amendment No. 6, filed with the SEC on July 10, 2013, Amendment No. 7, filed with the SEC on July 11, 2013, and Amendment No. 8, filed with the SEC on July 11, 2013, to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4. Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended by adding the following:

On July 12, 2013, the Reporting Persons issued a letter to stockholders of the Issuer (the “July 12 Letter”). A copy of the July 12 Letter is attached hereto as Exhibit 1 and incorporated herein by reference. A copy of the July 12 Letter can also be found at http://www.dfking.com/dell/Enhancement.pdf.

Item 7. Material to be Filed as Exhibits

Exhibit 1     July 12 Letter

SIGNATURE

    After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: July 12, 2013

ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By: /s/ Edward E. Mattner
    Name: Edward E. Mattner
    Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By: /s/ SungHwan Cho
    Name: SungHwan Cho
    Title: Chief Financial Officer

/s/ Carl C. Icahn_____________
CARL C. ICAHN

[Signature Page of Schedule 13D, Amendment No. 9 – Dell Inc.]

Exhibit 1

FOR IMMEDIATE RELEASE

Icahn and Southeastern Asset Management Announce
Enhancement to Proposal

New York, New York, July 12, 2013: Carl C. Icahn and his affiliates and Southeastern Asset Management today issued the following letter to stockholders of Dell Inc.

Dear Fellow Dell Stockholders:

We are today enhancing our proposal for a self tender offer at Dell.

UNDER OUR REVISED PROPOSAL DELL WOULD SELF TENDER FOR 1.1 BILLION SHARES OF DELL STOCK IN EXCHANGE FOR $14 PER SHARE PLUS ONE TRANSFERABLE WARRANT FOR EVERY FOUR SHARES PURCHASED IN THE SELF TENDER OFFER. EACH WARRANT WOULD ENTITLE STOCKHOLDERS, FOR A PERIOD OF 7 YEARS, TO PURCHASE A DELL SHARE FOR $20.00 (THE “WARRANT”). BASED UPON THE ASSUMPTIONS AND CALCULATIONS SET FORTH ON EXHIBIT 1, WE BELIEVE THAT THE TOTAL VALUE TO TENDERING STOCKHOLDERS WOULD BE APPROXIMATELY $15.50 TO $18.00 PER SHARE, AS COMPARED TO MICHAEL DELL/SILVER LAKE’S OFFER OF $13.65 PER SHARE.* Because Icahn and Southeastern have agreed not to tender their shares, if you choose to tender, a minimum of 71% of your Dell stock would be purchased at $14 per share, PLUS the Warrant. If others like us believe the future of Dell is bright and determine to hold all their stock, then obviously more than 71% of your shares would be accepted if tendered.

In our opinion ISS has done a great disservice to stockholders by making a recommendation focused on the criticism that stockholders cannot “immediately” be paid $14 in cash even if they vote down the proposed Michael Dell/Silver Lake freeze out transaction. We believe this is a misguided criticism because stockholders will also not “immediately” receive the $13.65 from Dell even if they vote in favor of the Michael Dell/Silver Lake freeze out transaction. In fact we believe that our proposed Dell self tender transaction would close sooner than the Michael Dell/Silver Lake transaction, which Dell has said it expects to close “during the third quarter of the Company’s current fiscal year, which quarter will end on November 1, 2013” and which is subject to the condition that they obtain antitrust approval from regulators in China.

* These estimates are based upon the assumptions and calculations set forth on Exhibit 1 and reflect only an illustration of the implied value of Dell based upon those assumptions and calculations. The foregoing and Exhibit 1 are not a prediction of the specific future market value of Dell stock or any warrant.

It is our understanding that it can take up to 180 days to receive such approvals once a filing is accepted. Dell has provided little information about where it or Michael Dell/Silver Lake is in the process of procuring these necessary approvals. In fact, if that approval is not obtained prior to the November 5 drop-dead date in the Michael Dell/Silver Lake merger agreement, Michael Dell/Silver Lake would have the right to walk away from the proposed merger with no penalty. Where is the transparency on the status of that from Dell? ISS focused on the risk of our transaction closing, but why have they not focused on the risk of Michael Dell/Silver Lake’s transaction closing? Where are they in scrutinizing the Michael Dell/Silver Lake transaction?

OUR COMMITMENT

Icahn and Southeastern are not exposing an aggregate of $6 billion of capital just to get a bump in price from Michael Dell/Silver Lake. We are completely committed to our proposal and believe that it is economically better for stockholders than the Michael Dell/Silver Lake freeze out transaction. We are also completely committed to bringing in management that we expect to be far superior to Michael Dell who we believe has had an abysmal record during the last three years. We believe there would be several excellent candidates for this position who would be very interested in running this company once a clear mandate has been established.

THE SPECIAL COMMITTEE

We continue to view our proposal, particularly with the addition of the Warrant, as economically better for stockholders than the Michael Dell/Silver Lake freeze out transaction. We would be happy to meet with the Dell Special Committee to discuss our proposal and, as in the past, we could recast our proposal from a company self tender offer to a merger if that structural modification would help the Special Committee to support us.

ASK YOURSELF -- WHAT ARE MICHAEL DELL/SILVER LAKE DOING?

Our years in business have taught us to ask: Why do Michael Dell and Silver Lake, both very astute investors, want to buy Dell -- even with all of the business risks that the Special Committee is warning us about? And why are the financial institutions that are providing billions to finance that acquisition willing to do so in the face of these risks?

VOTE DOWN THE MICHAEL DELL/SILVER LAKE DEAL. VOTE IN OUR SLATE AT THE ANNUAL MEETING WHEN IT IS HELD. SEND DELL THE MESSAGE THAT YOU SUPPORT A DELL SELF TENDER OFFER FOR CASH AND WARRANTS THAT WILL ALLOW YOU TO ENJOY THE UPSIDE POTENTIAL AT DELL.

We continue to urge stockholders to vote AGAINST the Michael Dell/Silver Lake transaction. We believe the future for Dell is bright and we hope that you agree.

Sincerely,
Carl C. Icahn	O. Mason Hawkins	G. Staley Cates
Icahn Enterprises LP	Southeastern	Southeastern
	Asset Management	Asset Management

For assistance in voting your shares, please contact D.F. King & Co., Inc., which is assisting Icahn and Southeastern, at 1-800-347-4750 (banks and brokers call 1-212-269-5550) or by e-mail at dell@dfking.com.

NOTICE TO INVESTORS

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JUNE 26, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN ENTERPRISES, LP, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. FOR USE AT DELL INC.’S SPECIAL MEETING OF STOCKHOLDERS SCHEDULED TO BE HELD ON JULY 18, 2013 BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF DELL INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED JUNE 26, 2013. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN DELL INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF DELL INC. AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT. WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this letter, and the documents referred to in this letter, are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified under the section entitled “Risk Factors” in Dell’s Annual Report on Form 10-K for the year ended February 1, 2013 and under the section entitled “Cautionary Statement Concerning Forward-Looking Information” in Dell’s Definitive Proxy Statement filed with the SEC on May 31, 2013. Such forward-looking statements should therefore be construed in light of such factors, and Icahn and Southeastern are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Susan Gordon
(212) 702-4309